[EQUITABLE LOGO]               EQUITABLE ACCUMULATOR(SM)
                               Combination Variable and Fixed Deferred Annuity
                               Enrollment Form under Group Annuity Contract
                               No. AC6725 (Non-Qualified), AC6727 (Qualified) and Application for Individual Contract


THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
1290 Avenue of the Americas, New York, New York 10104
FOR ASSISTANCE CALL (888) 517-9900
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
1.   TYPE OF CONTRACT              |_| Non-Qualified (NQ)      |_| Traditional IRA   |_| Roth IRA
     Subject to State Availability |_| Qualified  Plan - Defined  Contribution  (DC) |_|  Qualified  Plan - Defined Benefit (DB)
                                   |_| Tax Sheltered  Annuity (TSA) - ERISA |_| Tax Sheltered  Annuity (TSA) - Non-ERISA


2. OWNER For IRA Certificates/Contracts, Owner and Annuitant must be the same person

   |_| Individual  |_| Trustee (for an individual)  |_| Custodian* |_| Qualified
   Plan Trustee - DC (Forms  IM-97-ERISA 1 and IM-97-QP  must be completed)
   |_| Qualified  Plan  Trustee  - DB  (Forms  IM-97-ERISA  2 and  IM-97-QP  must be completed)

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|             _____/_____/__________________
Name (First, Middle, Last)                                                                   Date of Birth (Month/Day/Year)

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_              ______-______-_________
Address (Street, City, State, Zip Code)                                                      Social Security No./TIN

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_              |_| Male     |_| Female
Home Phone Number                                         Office Phone Number

*As Custodian  under the ________  (state) Uniform Gifts to Minors Act (UGMA) or
 Uniform  Transfer  to Minors Act (UTMA).  Please note if issued  under UGMA or
 UTMA, the beneficiary named in section 5 must be the Estate of the Annuitant.


2. JOINT OWNER  (Optional for NQ Certificates/Contracts)

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|             _____/_____/__________________
Name (First, Middle, Last)                                                                   Date of Birth (Month/Day/Year)

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_              ______-______-_____
Address (Street, City, State, Zip Code)                                                      Social Security No.

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_              |_| Male     |_| Female
Home Phone Number                                         Office Phone Number


4.   ANNUITANT  If other than Owner

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|             _____/_____/__________________
Name (First, Middle, Last)                                                                   Date of Birth (Month/Day/Year)

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_              ______-______-_____
Address (Street, City, State, Zip Code)                                                      Social Security No.

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_              |_| Male     |_| Female
Home Phone Number         Office Phone Number       Relationship to Owner


5.   BENEFICIARY(IES) If more than one - indicate %. Total must equal 100%.
     If additional space is needed use Section 12.

Primary
_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_        _|_|_|_|_|_|_|_|_|_|_|_|           _|_|_
Name (First, Middle, Last)                             Relationship to Annuitant              %

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_        _|_|_|_|_|_|_|_|_|_|_|_|           _|_|_
Name (First, Middle, Last)                             Relationship to Annuitant              %

Contingent
_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_        _|_|_|_|_|_|_|_|_|_|_|_|           _|_|_
Name (First, Middle, Last)                             Relationship to Annuitant              %

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_        _|_|_|_|_|_|_|_|_|_|_|_|           _|_|_
Name (First, Middle, Last)                             Relationship to Annuitant              %

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REGULAR MAIL:  EQUITABLE ACCUMULATOR,
P.O. Box 13014
Newark, N.J. 07188-0014

EXPRESS MAIL:  EQUITABLE ACCUMULATOR,
c/o First Chicago National Processing Center,
300 Harmon Meadow Boulevard, 3rd Floor, Attn:. Box 13014,
Secaucus, N.J. 07094

APP-97-1(1/99)

6.   INITIAL CONTRIBUTION INFORMATION        TOTAL INITIAL CONTRIBUTION: $_____

7.   METHOD OF PAYMENT

NQ:   |_| Check payable to Equitable Life      |_| Wire       |_| 1035 Exchange
QUALIFIED PLAN:    |_| Check payable to Equitable Life     |_| Wire
TRADITIONAL IRA:   |_| Direct rollover from qualified plan or TSA
                   |_| Direct transfer from other Traditional IRA
                   |_| Rollover from Traditional IRA
ROTH IRA: |_| Conversion rollover from Traditional IRA
          |_| Direct transfer from other Roth IRA
          |_| Rollover from Roth IRA
TSA: |_| Direct 90-24 transfer from another carrier*
     |_|  Rollover by check**
     |_| Direct rollover from another carrier*
 * If this is an inbound direct transfer or direct rollover, you must also complete the TSA Transfer/Rollover Form (No. 127760).
** If this is a rollover by check, your signature on this enrollment form/application certifies that this is an eligible rollover distribution from another TSA or 403(b) custodial account.


8. baseBUILDER(R) GUARANTEE ELECTION You must answer A and B even if you do not elect baseBUILDER. Please refer to enrollment form/application instructions before completing

A. Would you like to elect the baseBUILDER which includes a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit? |_| Yes |_| No
B. Which Guaranteed Minimum Death Benefit would you like to elect?
   |_| 5% Roll Up to Age 80 |_| Annual Ratchet to Age 80


9. SYSTEMATIC WITHDRAWALS (Optional) Not available for TSA
   Certificates/Contracts or if Special Dollar Cost Averaging is elected. For IRA Certificates/Contracts, available only if you are age 59 1/2 to 70 1/2. Other withdrawal options are available for IRA and TSA
   Certificates/Contracts.

FREQUENCY:          |_| Monthly       |_| Quarterly
                    |_| Annually  Start Date: ________________ (Month, Day)

AMOUNT OF WITHDRAWAL:  $_______________ or _______________%

Withholding Election Information (Please refer to enrollment form/application instructions before completing)
A. |_| I do not want to have Federal income tax withheld. (U.S. residence address and Social Security No./TIN required)
B. |_| I want to have Federal income tax withheld from each payment.


10.  SUCCESSOR OWNER  (Optional for NQ/Contracts)
     Available only if the Owner and the Annuitant are different persons
_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_    _____/_____/__________________
Name (First, Middle, Last)                   Date of Birth (Month/Day/Year)

_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_    ______-______-_________
Address (Street, City, State, Zip Code)                Social Security No./TIN

|_| Male     |_| Female


11.  SUITABILITY

A.   Did you receive the EQUITABLE ACCUMULATOR prospectus?   |_| Yes    |_| No

__________________________________   __________________________________________
Date of Prospectus                   Date(s) of any Supplement(s) to Prospectus

B. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the
   Certificate/Contract applied for will be issued?
    |_| Yes       |_| No        If Yes, complete the following:

________________     _________________    ______________
Year Issued          Type of Plan         Company

__________________________________
Certificate/Contract Number

C. National Association of Securities Dealers, Inc. (NASD) information (as required by the NASD)

____________________________________________    ______________________________
Employer's Name & Address                       Owner's Occupation

____________________________________________    ______________________________
Estimated Annual Family Income                  Estimated Net Worth

Investment Objective:     |_| Income   |_| Income & Growth   |_| Growth
                          |_| Aggressive Growth   |_| Safety of Principal

Is Owner or Annuitant associated with or employed by a member of the NASD? |_| Yes |_| No


12.  SPECIAL INSTRUCTIONS

_______________________________________________________________________________
_______________________________________________________________________________


APP-97-1(1/99)                                               ACCUMULATOR page 2

13. ALLOCATION AMONG INVESTMENT OPTIONS Choose A, B or C Please refer to enrollment form/application instructions before completing
                                                          (1) GUARANTEE PERIODS
     =======================================
     A. |_| SELF-DIRECTED ALLOCATION          (105) February 15, 2000........             %
                                                                             -------------
     Allocate initial contribution between    (106) February 15, 2001........             %
                                                                             -------------
     "(1) GUARANTEE PERIODS" and              (107) February 15, 2002........             %
                                                                             -------------
     "(2) INVESTMENT FUNDS."  The             (108) February 15, 2003........             %
                                                                             -------------
     total of (1) and (2) must equal 100%.    (109) February 15, 2004........             %
     =======================================                                 -------------
                                              (110) February 15, 2005........             %
                                                                             -------------
     =======================================
     B. |_| PRINCIPAL ASSURANCE               (111) February 15, 2006........             %
                                                                             -------------
     Under Principal Assurance, an            (112) February 15, 2007........             %
                                                                             -------------
     amount is allocated to a Guarantee       (113) February 15, 2008........             %
                                                                             -------------
     Period so that its maturity value        (114) February 15, 2009........             %
                                                                             -------------
     will equal the initial contribution                                                       SUBTOTAL............           % (1)
                                                                                                                    ----------
     in the year selected.                                (2) INVESTMENT FUNDS

                                              (087) Alliance Money Market......................                 %
                                                                                               -----------------
      SELECT MATURITY YEAR:                   (082) Alliance High Yield........................                 %
                                                                                               -----------------
      |_| 2006  |_| 2007  |_| 2008            (084) Alliance Common Stock......................                 %
                                                                                               -----------------
      |_| 2009
                                              (086) Alliance Aggressive Stock..................                 %
                                                                                               -----------------
     Allocate the remaining amount of         (083) Alliance Small Cap Growth..................                 %
     the initial contribution only to                                                          -----------------
     "(2) INVESTMENT FUNDS."                  (274) BT Equity 500 Index........................                 %
     The total must equal 100%.                                                                -----------------
     =======================================  (275) BT Small Company Index.....................                 %
                                                                                               -----------------
                                              (276) BT International Equity Index..............                 %
                                                                                               -----------------
                                              (273) JPM Core Bond..............................                 %
                                                                                               -----------------
     =======================================
     C. |_| SPECIAL DOLLAR COST               (271) Lazard Large Cap Value.....................                 %
                                                                                               -----------------
              AVERAGING                       (272) Lazard Small Cap Value.....................                 %
                                                                                               -----------------
     The initial contribution is allocated    (268) Merrill Lynch World Strategy...............                 %
                                                                                               -----------------
     to the Special Dollar Cost Averaging     (269) Merrill Lynch Basic Value Equity...........                 %
                                                                                               -----------------
     Account and will be credited with        (266) MFS Research...............................                 %
                                                                                               -----------------
     interest at the rate in effect on the    (267) MFS Emerging Growth Companies..............                 %
                                                                                               -----------------
     Transaction Date.  Thereafter,           (270) Morgan Stanley Emerging Markets Equity.....                 %
                                                                                               -----------------
     amounts are transferred monthly          (261) EQ/Putnam Growth & Income Value............                 %
                                                                                               -----------------
     over a twelve month period from          (262) EQ/Putnam Investors Growth.................                 %
                                                                                               -----------------
     the Special Dollar Cost Averaging        (265) EQ/Putnam International Equity.............                 %
                                                                                               -----------------
     Account to the Investment Funds                                                           SUBTOTAL...........            % (2)
                                                                                                                    ----------
     based on the percentages you indicate                                                           TOTAL..........   100%.

     under "(2) INVESTMENT FUNDS."

     In states where the Special Dollar

     Cost Averaging Account is currently

     not available, the initial

     contribution is allocated to the

     Alliance Money Market Fund and

     transferred monthly to the other

     Investment Funds you have selected.


     The total percentage must equal
     100%.
     =======================================


|_| REBALANCING* The allocation among the Investment Funds will be periodically re-adjusted according to the allocation percentages you indicate above.
SELECT REBALANCING FREQUENCY: |_| Quarterly |_| Semi-Annually |_| Annually

*This program may not be elected if you choose Special Dollar Cost Averaging.


APP-97-1(1/99)                                               ACCUMULATOR page 3

14. AGREEMENT

All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no registered representative has the authority to make or modify any Certificate/Contract on behalf of Equitable Life, or to waive or alter any of Equitable Life's rights and regulations. I understand that the Annuity Account Value attributable to allocations to the Investment Funds and variable annuity benefit payments, if a variable settlement option has been elected, may increase or decrease and are not guaranteed as to dollar amount. I understand that amounts allocated to the Guaranteed Period Account may increase or decrease in accordance with a market value adjustment until the Expiration Date. If I have elected the baseBUILDER, I understand that (1) the interest rate used for baseBUILDER does not represent a guarantee of my Annuity Account Value or cash value, and (2) if I subsequently exercise the baseBUILDER Guaranteed Minimum Income Benefit, it must be in the form of a lifetime income. Equitable Life may accept amendments to this enrollment form/application provided by me or under my authority. I understand that any change in benefits applied for or age at issue must be agreed to in writing on an amendment.



X
_______________________________________________             ________________
Proposed Annuitant's Signature                              Date

_______________________________________________
Signed at: City,  State

X
____________________________________________________        ________________
Proposed Owner's Signature (If other than Annuitant)        Date

_______________________________________________
Signed at: City,  State

X
__________________________________________________________  ________________
Proposed Joint Owner's Signature (If other than Annuitant)  Date

_______________________________________________
Signed at: City,  State

     (NEW YORK, OREGON AND VIRGINIA RESIDENTS READ THE ABOVE AND SIGN ABOVE,
               ALL OTHER RESIDENTS READ THE ABOVE AND SIGN BELOW.)

Arkansas/Kentucky/New Mexico: Any person who knowingly and with intent to defraud any insurance company or other person files an enrollment form for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or registered representative of an insurance company who knowingly provides false, incomplete or misleading facts or information to a contract owner or claimant for the purpose of defrauding or attempting to defraud the contract owner or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

Florida: Any person who knowingly and with intent to injure, defraud or deceive an insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (EQ). AXA-UAP, an insurance holding company, is EQ's largest shareholder. Neither EQ nor AXA-UAP has any responsibility for the insurance obligations of Equitable Life.

New Jersey: Any person who knowingly files a statement of claim containing any false or misleading information is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form or files a claim containing a false or deceptive statement is guilty of insurance fraud.

All other states: Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information is guilty of a crime which may be punishable under state or Federal law.

X
__________________________________________________________      ________________
Proposed Annuitant's Signature                                  Date

__________________________________________________________
Signed at: City,  State

X
__________________________________________________________      ________________
Proposed Owner's Signature (If other than Annuitant)            Date

__________________________________________________________
Signed at: City,  State

X
__________________________________________________________      ________________
Proposed Joint Owner's Signature (If other than Annuitant)      Date

__________________________________________________________
Signed at: City,  State

Do you have reason to believe that any existing life insurance or annuity has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Annuitant? |_| Yes |_| No

Florida License ID No(s). ________________________________________

_______________________________________________________________________________
Registered Representative Signature

_______________________________________________________________________________
Print Name & No. of Registered Representative

_______________________________________________________________________________
Registered Representative Soc. Sec. No.                   Client Account No.

____________________________________________________
Broker-Dealer/Branch

APP-97-1(1/99)                                               ACCUMULATOR page 4